Exhibit 23.1

2451 N. McMullen Booth Road Suite.308 Clearwater, FL 33759 Toll fee: 855.334.0934 Fax: 800.581.1908

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in this Form S-3 registration statement of our audit report dated April 1, 2013 relative to the financial statements of MagneGas Corporation, as of December 31, 2012 and 2011 and for each of the years then ended as included in the Form 10-K filed April 1, 2013.

We also consent to the reference to our firm under the caption "Experts" in such Registration Statement.

/s/ DKM Certified Public Accountants

DKM Certified Public Accountants
Clearwater, Florida
February 7, 2014